UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024 (September 10, 2024)

JANUS HENDERSON GROUP PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-38103	98-1376360
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

201 Bishopsgate	EC2M3AE
London, United Kingdom	(Zip Code)
(Address of principal executive offices)

+44 (0) 20 7818 1818

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Per Share Par Value	JHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 10, 2024, Janus Henderson US (Holdings) Inc. (the “Issuer”), a wholly owned subsidiary of Janus Henderson Group plc (the “Company”), completed its private placement of $400 million aggregate principal amount of 5.450% senior unsecured notes due 2034 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in offshore transactions outside of the United States in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold absent registration or an applicable exemption from registration requirements under the Securities Act and applicable state securities laws.

The Issuer intends to use the proceeds from the sale of the Notes to redeem in full its 4.875% senior unsecured notes due 2025 (the “Existing Notes”), including the payments of premiums and accrued interest to the redemption date. Any remaining proceeds will be used for general corporate purposes. Pending this utilization, the Company may temporarily invest the net proceeds in short term investment grade liquid investments.

The Notes were issued pursuant to an indenture, dated as of September 10, 2024 (the “Indenture”), among the Issuer, the Company, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Interest is payable on the Notes semi-annually in arrears at an annual rate of 5.450% on March 10 and September 10 of each year, beginning on March 10, 2025. The Notes will mature on September 10, 2034.

At any time prior to June 10, 2034 (the “Par Call Date”), the date three months prior to the maturity of the Notes, the Issuer may redeem the Notes, in whole or in part, at a price equal to the greater of (i) 100% of the principal amount of the Notes redeemed and (ii) a “make-whole” amount described in the Indenture, plus, in each case, any accrued and unpaid interest thereon. The Issuer may redeem the Notes, in whole or in part, at any time on or after the Par Call Date at a redemption price of 100% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If the Issuer experiences specific kinds of changes of control, it will be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest.

The Notes will be senior unsecured obligations of the Issuer and will be guaranteed by the Company on a senior unsecured basis (the “Guarantee”). The Notes and the Guarantee will rank equal in right of payment with all of the Issuer’s and the Company’s existing and future senior indebtedness, including the Existing Notes and any existing and future indebtedness under the Company’s revolving credit facility, if any, but will be effectively junior to all of the Issuer’s and the Company’s future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes and the Guarantee will rank senior in right of payment to the Issuer’s and the Company’s existing and future subordinated indebtedness and will be structurally subordinated to all of the liabilities, including trade payables, of their subsidiaries (other than the Issuer in the case of the Company).

The Indenture provides for customary events of default, including failure to make required payments; failure to comply with certain agreements or covenants; and certain events of bankruptcy and insolvency. An event of default under the Indenture will allow either the Trustee or the holders of at least 30% in principal amount of the then outstanding Notes to accelerate the amounts due under the Notes.

The Issuer, the Company and Citigroup Global Markets Inc., BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the initial purchasers (the “Representatives”), entered into a registration rights agreement for the Notes (the “Registration Rights Agreement”), pursuant to which the Company and the Issuer agreed to use their commercially reasonable efforts to file a registration statement to permit the exchange of the Notes for registered notes having terms substantially identical thereto (except that the registered notes will not contain terms with respect to transfer restrictions) or, in the alternative, the registered resale of the Notes, under certain circumstances. If the Company and the Issuer fail to satisfy their obligations under the Registration Rights Agreement, the Company and the Issuer will be required to pay additional interest to holders of the Notes.

The foregoing descriptions of the Indenture and the Registration Rights Agreement do not purport to be a complete statement of the parties’ rights and obligations under these agreements and are qualified in their entirety by reference to the full text of the Indenture and the Registration Rights Agreement, respectively. The Indenture and the Registration Rights Agreement and the forms of global notes for the offering are filed as exhibits to this Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of September 10, 2024, among the Issuer, the Company, as guarantor, and the Trustee

4.2	Registration Rights Agreement, dated September 10, 2024, among the Issuer, the Company and the Representatives

4.3	Form of Note for 5.450% Senior Notes due 2034, included as part of Exhibit 4.1 hereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Henderson Group plc

Date: September 10, 2024	By:	/s/ Roger Thompson
	Name:	Roger Thompson
	Title:	Chief Financial Officer